UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2017

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition
The information set forth in Item 7.01 below and in Exhibit 99.1 hereto is, to the extent required, incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure
Commodity Price and Derivatives Update and Earnings Call Announcement
On July 19, 2017, Bill Barrett Corporation (the "Company") issued a press release containing an update on certain second quarter 2017 commodity price and derivatives data, and the weighted average common basic and diluted shares outstanding for the second quarter of 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Additionally, on July 13, 2017, the Company issued a press release announcing plans to host a conference call at 10:00 a.m. Eastern time (8:00 a.m. Mountain time) on Wednesday, August 2, 2017, to discuss its financial and operating results for the second quarter of 2017. The webcast conference call may be accessed at the Company’s website (www.billbarrettcorp.com), accessible from the Investor Relations page. To join by telephone, call 855-760-8152 (631-485-4979 international callers) with passcode 53628131. A replay of the call will be available through August 9, 2017, at 855-859-2056 (404-537-3406 international callers) with passcode 53628131. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 19, 2017.
99.2	Press Release, dated July 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2017	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 19, 2017.
99.2	Press Release, dated July 13, 2017.